Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-268467) of Western Copper and Gold Corporation of our report dated March 24, 2022 relating to the financial statements of Western Copper and Gold Corporation, which appears in exhibit 99.3 to Western Copper and Gold Corporation’s Annual Report on Form 40-F for the year ended December 31, 2021.

We also consent to the reference to us under the heading “Interest of Experts” in the Short Form Base Shelf Prospectus, which forms part of such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada
November 28, 2022

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.